EXHIBIT 23.01

             CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 14, 1996, on our audits of the financial statements and financial statement schedule of Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company) as of and for the years ended December 31, 1995 and 1994, which reports are included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

New Orleans, Louisiana
May 7, 1996